EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to The Providence Energy Corporation Voluntary Investment Plan of our report dated November 6, 1998 included in Providence Energy Corporation's latest Annual Report on Form 10-K for the fiscal year ended September 30, l998, and to all references to our Firm included in this Registration Statement

                                                             ARTHUR ANDERSEN LLP

Boston, Massachusetts
August 2, 1999